UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 8, 2011

American Standard Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona 85281
(Address of principal executive offices) (Zip Code)

(480) 371-1929
(Registrant’s telephone number, including area code)

Copies to:
Gregg E. Jaclin
Gary S. Eaton, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On April 8, 2011, American Standard Energy Corp., (the “Company”) entered into a Purchase of Partial Leaseholds Agreement (the “Agreement”) with Geronimo Holding Corporation (“Geronimo”). Pursuant to the Agreement, the Company purchased certain mineral rights leaseholds (the “Mineral Rights”) held on properties as described in Exhibit A to the Agreement. In consideration for the Mineral Rights the Company paid Geronimo $1,860,858.38 cash.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

None

(b)	PRO FORMA FINANCIAL INFORMATION.

None

(d)  EXHIBITS

Exhibit
Number	Description
10.1	Agreement for the Purchase of Partial Leaseholds between Geronimo Holding Corporation and American Standard Energy Corp. dated April 8, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Standard Energy Corp.

/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

Dated: April 14, 2011